Exhibit 10.23

FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT

This First Amendment to the Employment Agreement (“Amendment”) is effective as of May 1, 2014 (“Amendment Effective Date”), by and between Leslie Cross (the “Employee”) and Alphatec Spine, Inc., a California corporation (the “Company”). Capitalized terms undefined herein shall have the meaning ascribed to them in the Agreement.

RECITALS

WHEREAS, on or about February 26, 2012, the Company and the Employee entered into an Employment Agreement (the “Agreement”).

WHEREAS, the Company and Employee desire to enter into this Amendment as of the Amendment Effective Date to amend the Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, the parties agree as follows:

1.    AMENDMENTS

1.1    Amendment of Section 3 Title: Capacity: Office_. Section 3 of the Agreement is hereby deleted in its entirety and replaced with the following:

The Company shall employ Executive and Executive agrees to work for the Company as its Chairman of the Board. Executive shall perform the duties and responsibilities inherent in the position in which Executive serves and such other duties and responsibilities as the Board of Directors or its designee shall from time to time reasonably assign to Executive. Executive shall report to the Chairman of the Executive Committee of the Board of Directors.

1.2 Amendment of Section 4.1 Salary. Section 4.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

Commencing on the Amendment Effective Date, the Company shall pay Executive a salary (the “Base Salary”) at an annualized rate of $364,000, less applicable payroll withholdings, payable in accordance with the Company’s customary payroll practices.

2.    MISCELLANEOUS.

In the event of any conflict between the provisions of this Amendment and the Agreement, the provisions of this Amendment shall prevail. Other than as set forth in this Amendment, the remainder of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement on May 1, 2014.

ALPHATEC SPINE, INC.

By: /s/ Michael O’Neill
Name:    Michael O’Neill
Title: CFO

EMPLOYEE

By: /s/ Les Cross

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